UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 10, 2015 athenahealth, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33689	04-3387530
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 Arsenal Street, Watertown, MA	02472
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 617-402-1000
________________________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
At the annual meeting of shareholders of athenahealth, Inc. (“athenahealth”) held on June 10, 2015 (the “Annual Meeting”), athenahealth’s shareholders voted on the following matters: (1) to elect two directors, Jacqueline B. Kosecoff and David E. Robinson, to serve as Class II directors for a term of three years and until their successors are duly elected and qualified, subject to their earlier resignation or removal; (2) to ratify the appointment of Deloitte & Touche LLP as athenahealth’s independent registered public accounting firm for the fiscal year ending December 31, 2015; and (3) to hold an advisory vote to approve the compensation of our named executive officers.
The votes cast by athenahealth shareholders on each of the foregoing proposals were as follows:

Proposal 1 - Election of Directors

Nominee	For	Withheld	Broker Non-Votes
Jacqueline B. Kosecoff	34,470,287	218,124	2,198,027
David E. Robinson	27,150,856	7,537,555	2,198,027
Additionally, Amy Abernethy, Jonathan Bush, Brandon Hull, Dev Ittycheria, and John A. Kane continued to serve as directors after the Annual Meeting.

	For	Against	Abstentions	Broker Non-Votes
Proposal 2 - Ratification of Appointment of Independent Auditors	36,676,984	203,249	6,205	—

Proposal 3 - Advisory Vote on Executive Compensation	27,585,093	6,822,978	280,340	2,198,027

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

athenahealth, Inc.
(Registrant)
June 11, 2015	/s/ DANIEL H. ORENSTEIN
Daniel H. Orenstein
SVP, General Counsel, and Secretary